UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

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FORM 8-K/A
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: September 26, 2005
(Date of Earliest Event Reported)

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Tegal Corporation
(Exact Name of Registrant as Specified in Its Charter)

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Delaware	000-26824	68-0370244
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2201 South McDowell Boulevard
Petaluma, California 94954
(Address of Principal Executive Offices)

(707) 763-5600
(Registrant’s Telephone Number, Including Area Code)

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(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement.

        On September 26, 2005, Tegal Corporation (the “Company”) terminated that certain Purchase Agreement, dated July 6, 2005, by and among the Company and the investors party thereto, solely with respect to one investor, Silver Oak Investments (“Silver Oak”). Under the terms of the Purchase Agreement, the Company may terminate the Purchase Agreement if the Second Closing (as defined in the Purchase Agreement) has not occurred on the tenth day following the Company’s annual meeting of stockholders, held on September 13, 2005, at which the Second Closing was approved by the stockholders of the Company. Because Silver Oak had not delivered payment of $2,454,000 to the Company for the purchase of (a) 3,775,385 shares of the Company’s common stock at a price of $0.65 per share and (b) warrants to purchase 1,887,693 shares of the Company’s common stock at an exercise price of $1.00 per share prior to expiration of this ten-day period (which expired on September 23, 2005), the Company terminated the Purchase Agreement with respect to Silver Oak. All other investors party to the Purchase Agreement delivered payment for the shares of the Company’s common stock issued in connection with the Second Closing.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

      Dated: September 30, 2005

TEGAL CORPORATION By: /s/ Thomas R. Mika Name: Thomas R. Mika Title: President and Chief Executive Officer